UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

WOLVERINE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

#55-11020 Williams Road, Richmond, British Columbia, Canada V7A 1X8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (778) 297-4409

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

On April 19, 2016 Wolverine Technologies Corp. (“Wolverine”) signed a Share Purchase Agreement with Dr. David Chalk, a director of Wolverine, whereby Dr. Chalk will invest, one-third of the net proceeds received by Dr. Chalk from the sale of Dr. Chalk’s 15% interest in Decision-Zone Inc. (“DZI”), in a private placement of 400,000,000 common shares of Wolverine. DZI is a potential acquisition target by a major technology company.

The proceeds from the sale of Dr. Chalk’s interest in DZI and subsequent private placement will be used by Wolverine to acquire and develop new leading edge technologies.

Item 9.01	Financial Statements and Exhibits

10.1	Share Purchase Agreement between Wolverine and David Chalk dated April 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE TECHNOLOGIES CORP.

/s/ Richard Haderer
Richard Haderer
CEO

Date: April 19, 2016